Exhibit 8.1

                                                                                                                                                                    January 4, 2012

Wells Fargo & Company,

420 Montgomery Street,

            San Francisco, California 94163.

Ladies and Gentlemen:

We have acted as special tax counsel to Wells Fargo & Company, a Delaware corporation (the “Company”), in connection with the issuance of (i) $3,108,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to a Global ETF Basket due July 8, 2016 as described in the Company’s Pricing Supplement No. 152 dated December 28, 2011 (“Pricing Supplement 152”) to Product Supplement No. 4 dated May 28, 2010 (“Product Supplement 4”), the Prospectus Supplement dated April 23, 2010 (“Prospectus Supplement”), and the Prospectus dated June 4, 2009 (“Prospectus”) contained in the Registration Statement on Form S-3, File No. 333-159738 (“Registration Statement”), (ii) $4,919,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to a Domestic ETF Basket due July 8, 2014 as described in the Company’s Pricing Supplement No. 153 dated December 28, 2011 (“Pricing Supplement 153”) to Product Supplement 4, the Prospectus Supplement, and the Prospectus contained in the Registration Statement, (iii) $1,675,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to the iShares® Dow Jones U.S. Real Estate Index Fund due January 7, 2015 as described in the Company’s Pricing Supplement No. 154 dated December 28, 2011 (“Pricing Supplement 154”) to Product Supplement 4, the Prospectus Supplement, and the Prospectus contained in the Registration Statement, and (iv) $17,010,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to the Dow Jones Industrial AverageSM due July 6, 2018 as described in the Company’s Pricing Supplement No. 155 dated December 28, 2011 (“Pricing Supplement 155”) to Product Supplement No. 9 dated November 11, 2010, the Prospectus Supplement, and the Prospectus contained in the Registration Statement. We hereby confirm our opinion as set forth under the heading “Material Tax Consequences” in Pricing Supplements 152, 153, and 154.

We hereby consent to the reference to us under the heading “Material Tax Consequences” in Pricing Supplements 152, 153, and 154 and to the filing of this opinion

Wells Fargo & Company

as an exhibit to a Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission and thereby incorporated by reference into the Company’s Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Sulivan & Cromwell LLP